Registration No. 333-____________

      As filed with the Securities and Exchange Commission on June 18, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                        SPINTEK GAMING TECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)

          Nevada                                                  33-0134823
          ------                                                  ----------
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

                                 1857 Helm Drive
                             Las Vegas, Nevada 89119
                                 (702) 263-3660
                                 --------------
          (Address and telephone number of principal executive offices)

                           THE 1996 STOCK OPTION PLAN
                           --------------------------
                            (Full Title of the Plan)

                              Gary L. Coulter, Esq.
                      Chairman and Chief Executive Officer
                        Spintek Gaming Technologies, Inc.
                                 1857 Helm Drive
                             Las Vegas, Nevada 89119
                                 (702) 263-3660
    ------------------------------------------------------------------------
(Name, address, including zip codes, and telephone number, including area code, of agent for service)
                                  -------------

                                    Copy to:
                              Edward H. Brown Esq.
                         Schreeder, Wheeler & Flint, LLP
                            1600 The Candler Building
                           127 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 681-3450

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                    Proposed Maximum          Proposed Maximum          Amount of
Title of Securities                 Amount to be              Offering Price Per        Aggregate Offering        Registration
to be Registered                    Registered                Share(1)                  Price(1)                  Fee(1)
Common Stock,                       60,000,000                $.08                     $4,775,598.60              $1,327.62
par value $.002 per share
-----------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1)of the Securities Act of 1933, as amended (the "Securities Act'). The price per share and aggregate offering price are calculated on the basis of the average of the bid and asked prices of the Registrant's Common Stock reported in the consolidated reporting system on June11, 1999, a date within 5 business days prior to the date of filing of the registration statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  There are hereby incorporated by reference in the registration statement as of their respective dates, the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission").


                  (a) The Company's Annual Report on Form 10-KSB for the year ended June 30, 1998 filed with the Securities and Exchange Commission on September 28, 1998;
                  (b) The Company's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 1999 filed with the Securities and Exchange Commission on May 17, 1999; for the quarter ended December 31, 1998 filed with the Securities and Exchange Commission on February 16, 1999; and for the quarter ended September 30, 1998 filed with the Securities and Exchange Commission on November 13, 1998;
                  (c) The Company's Current Report for Issuers on Form 8-K filed with the Securities and Exchange Commission on May 10, 1999;
                  (d) The Company's Definitive Proxy Statement on Schedule 14A for the 1997 Annual Meeting of Shareholders dated December 4, 1997; and
                  (e) The description of the Company's Common Stock contained in the Company's Registration Statement on the Company's Amendment No. 1 to Form 10-SB filed with the Commission on November 9, 1995.

                  All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-KSB covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 2.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 3.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 4.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 6.2 of the Articles of Incorporation and Section 8.06 of the Bylaws of the Company provide for the indemnification of the Company's directors and officers against certain liabilities and expenses relating to lawsuits and other proceedings in which they may become involved. Section 78.751 of the Nevada Revised Statutes also provides for indemnification of a corporation's directors and officers under certain circumstances, including provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings. The
Company understands that the staff of the Commission is of the opinion that statutory charter and contractual provisions as are described above have no effect on claims arising under the federal securities law.

ITEM 5.             EXEMPTION FROM REGISTRATION CLAIMED.

                    Not applicable.

ITEM 6.             EXHIBITS.

Exhibit No.         Description

5 Opinion of Schreeder, Wheeler & Flint, LLP as to the legality of the Company's original issuance of Common Stock.
23.1                Consent of Joseph Decosimo and Company, L.L.C.
23.2 Consent of Schreeder, Wheeler & Flint, LLP. (Reference is made to Exhibit 5.1.)
24 Power of Attorney (contained on the signature page to this Registration Statement).
99                  The 1996 Stock  Option Plan.  (Incorporated  by reference to
                    Schedule 14A filed on behalf of the Registrant with the Commission on December 16, 1997).

ITEM 7.             UNDERTAKINGS.

                   (a)     The undersigned registrant hereby undertakes:

                           (1)  to  file during  any  period  in  which   offers
or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act, any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material or fundamental change to such information in the registration statement.

                           (2)  That,  for  the  purpose  of   determining   any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)  To  remove  from  registration  by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                                   Signatures
                                   ----------

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 18, 1999.

                                     Spintek Gaming Technologies, Inc.

                                     By: /s/ Gary L. Coulter
                                         ---------------------------------
                                         Gary L. Coulter, Esq.
                                         Chairman and Chief Executive Officer
                                         (Principal Executive Officer)

                                Power of Attorney
                                -----------------

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary L. Coulter, Esquire, his or her attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                     Title                                Date
----------                     -----                                ----

/s/ Gary L. Coulter            Chairman of the Board and         June 18, 1999
-------------------            Chief Executive Officer
Gary L. Coulter, Esq.          (Principal Executive Officer)

/s/ George P. Miller           Chief Financial Officer           June 18, 1999
--------------------           (Principal Financial Officer and
George P. Miller               Principal Accounting Officer)

/s/ Malcolm C. Davenport V     Director                          June 18, 1999
--------------------------
Malcolm C. Davenport V

/s/ Thomas C. Burns            Director                          June 18, 1999
-------------------
Thomas C. Burns, PhD.

                                  EXHIBIT INDEX


EXHIBIT NO.                 DESCRIPTION
-----------                 -----------

5 Opinion of Schreeder, Wheeler & Flint, LLP as to the legality of the Company's Common Stock

23.1                        Consent of Joseph Decosimo & Company, L.L.C.

23.2                        Consent of Schreeder, Wheeler & Flint, LLP
                            (See Exhibit 5)

24                          Power of Attorney contained
                            on the  signature  pages to
                            this Registration Statement

99                          The 1996 Stock  Option Plan
                            (incorporated  by reference
                            to  Schedule  14A  filed on
                            behalf  of  the  Registrant
                            with  the   Commission   on
                            December 16, 1997)

                                   Exhibit 5.1


June 18, 1999

Spintek Gaming Technologies, Inc.
1857 Helm Drive
Las Vegas, Nevada 89119

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Spintek Gaming Technologies, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 60,000,000 shares of the Company's Common Stock (the "Shares") pursuant to the Company's 1996 Stock Option Plan (the "Plan").

In connection with this opinion, we have examined your Articles of Incorporation and bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed, without investigation, the genuineness and authenticity of all signatures, the documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and when sold and issued in accordance with the Plan, the Registration Statement, and delivery and paperwork thereafter of consideration as set forth in the Nevada Revised Statutes 78.191 et seq., will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ SCHREEDER, WHEELER & FLINT, LLP

                                  Exhibit 23.1

                         Consent of Independent Auditors
                         -------------------------------

To the Board of Directors
Spintek Gaming Technologies, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of Spintek Gaming Technologies, Inc. of our report dated August 7, 1999, related to the consolidated balance sheets of Spintek Gaming Technologies, Inc. and subsidiaries (a development stage enterprise and formerly GSA, Inc.) as of June 30, 1998 and 1997, and the related consolidated statements of operations, changes in stockholder's equity (deficit) and cash flows for each of the three years in the period ended June 30, 1998.


                                         JOSEPH DECOSIMO AND COMPANY, LLP


                                        /s/ Joseph Decosimo and Company


Chattanooga, Tennessee
June 18, 1999